Exhibit (d)(5)

EXECUTION VERSION

LOCK-UP AGREEMENT

August 16, 2015

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

The undersigned, Darrell Cavens (“Cavens” or the “undersigned”), beneficially owns, on the date hereof, an aggregate of 0 issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and 21,015,781 issued and outstanding shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with any issued and outstanding shares of Class A Common Stock or Class B Common Stock that the undersigned may acquire beneficial ownership (as that term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of prior to the First Effective Time, the “Company Common Stock”), of zulily, inc, a Delaware corporation (the “Company”). The undersigned is entering into this letter agreement as an inducement to you to enter into, and consummate the transactions contemplated by, that certain Agreement and Plan of Reorganization (the “Agreement”), dated as of August 16, 2015, by and among Liberty Interactive Corporation, a Delaware corporation (“Parent”), Mocha Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Merger Sub 2 (“Purchaser”), Ziggy Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub 2”), and the Company. The undersigned has received a copy of the Agreement, and is familiar with its terms. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Agreement.

1.              Lock-Up Shares.

a.              Pursuant to the terms of the Agreement, the undersigned will receive, in exchange for all of the shares of Company Common Stock (x) validly tendered (and not validly withdrawn) by them in the Offer as of the Acceptance Time and (y) owned by them at the First Effective Time, the Cash Consideration and shares of QVC Group Series A common stock, par value $.01 per share (“Parent QVC Series A Stock”), of Parent. The shares of Parent QVC Series A Stock issued to the undersigned in connection with the Offer and the First Merger in exchange for all shares of Company Common Stock tendered in the Offer or converted in the First Merger, other than Pro Ration Shares, are referred to herein as the “Lock-Up Shares.” “Proration Shares” means any shares of Parent QVC Series A Stock issued to the undersigned as a result of the adjustment contemplated by Section 2.1(d) of the Agreement.

b.              This letter agreement shall only apply to the Lock-Up Shares, and shall not apply to any Pro Ration Shares or other shares of Parent QVC Series A Stock acquired by the undersigned after the First Effective Time pursuant to the exercise or vesting of equity incentive awards or purchases made in the open market.

2.              Transfer Restrictions. Except as may otherwise be provided herein and only with respect to those Lock-Up Shares subject to the terms of this letter agreement as of any date of determination, the undersigned agrees that it or he will not, directly or indirectly, sell, offer or agree to sell, transfer, assign, encumber, hypothecate or similarly dispose of, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain any “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, or otherwise dispose of, any Lock-Up Shares or any interest therein, or publicly disclose the intention to do any of the foregoing without the prior written consent of Parent, provided, that the undersigned may transfer Lock-Up Shares (A) to a trust, the beneficiaries of which are exclusively the undersigned natural persons and/or one or more of the undersigned natural person’s immediate family members, or to any such beneficiaries or other trusts or entities for the benefit of immediate family members, (B) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member of the undersigned natural persons, (C) as a bona fide gift or gifts to an immediate family member of the undersigned natural persons, (D) to any corporation, partnership, limited liability company or other trust or entity, all of the beneficial ownership interests of which are held by the undersigned or one or more of the undersigned natural person’s immediate family members or a trust for the benefit of one or more immediate family members, (E) upon operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or (F) consisting of up to 500,000 Lock-Up Shares in the aggregate to a bona fide charity or charitable foundation; provided, further, that in the case of a permitted transfer as provided in this sentence, the applicable recipient(s) agrees in writing to be bound by the restrictions set forth in this letter agreement as if such recipient(s) had been an original party hereto, prior to such transfer. For purposes of this letter agreement, “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (or any lineal descendants of any of the foregoing persons). The prohibitions contained in Section 2 shall terminate and have no further force or effect as to a number of Lock Up Shares (rounded up to the nearest whole number) equal to one-fourth (1/4) of the initial number of Lock Up Shares subject to this letter agreement (as adjusted pursuant to Section 3) on the six-month, twelve-month, eighteen-month and twenty-four-month anniversaries of the First Effective Time (it being understood that Cavens shall be entitled to determine how to allocate the released Lock-Up Shares among any Persons that become bound by the restrictions set forth in this letter agreement pursuant to the immediately preceding sentence). Notwithstanding anything to the contrary contained in this letter agreement, the restrictions set forth in Section 2 shall not come into effect (and shall not exist) if the Offer and the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended pursuant to a final determination of the Internal Revenue Service (or other evidence reasonably satisfactory to Parent to such effect.

3.              Adjustment to Shares. The number of shares of Parent QVC Series A Stock and type of shares constituting Lock-Up Shares at any time of determination shall be appropriately adjusted by Parent (in its reasonable determination) in the event of any stock split, stock dividend, reverse stock split, combination, reclassification or other similar action with respect to the Parent QVC Series A Stock.

4.              Legend. Any attempted transfer or disposition in violation of this letter agreement will be of no effect and null and void ab initio, regardless of whether the proposed transferee has any actual or constructive knowledge of the transfer restrictions set forth in this letter agreement. In furtherance of the foregoing, Parent and its transfer agent are hereby authorized to decline to make any transfer of shares of Parent QVC Series A Stock constituting Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. During the period that any shares of Parent QVC Series A Stock are Lock-Up Shares subject to the terms of this letter agreement, any transaction advice from Computershare, Inc. (or any successor transfer agent of Parent), including as to any securities issued in respect of Lock-Up Shares upon any stock split, stock dividend, reverse stock split, combination, reclassification or similar action with respect to the Parent QVC Series A Stock, with respect to the restricted book position created through the Direct Registration System of Computershare, Inc. for the Lock-Up Shares issued in the name of the undersigned, shall bear a legend or notation in substantially the following form: “The shares shown on this report are subject to the transfer restrictions contained in the Lock-Up Agreement dated as of August 16, 2015, between the registered or beneficial holder hereof and Liberty Interactive Corporation, and may not be transferred except in compliance therewith. A copy of such agreement is available from the Secretary of Liberty Interactive Corporation.” At such time as any shares of Parent QVC Series A Stock cease to be Lock-Up Shares in accordance with the terms of this letter agreement, Parent shall cause the transfer agent for the Parent QVC Series A Stock to remove such legend or notation.

5.              Termination. This letter agreement shall terminate automatically upon the first to occur of (i) the termination of the Agreement in accordance with its terms and (ii) the mutual written consent of each party hereto. Upon termination of this letter agreement, no party shall have any further obligations or liabilities under this letter agreement; provided, however, that nothing in this Section 5 shall relieve any party from any liability for breach of this letter agreement prior to such termination.

6.              Representations and Warranties.

a.              The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority conferred or agreed to be conferred and any obligations of the undersigned under this letter agreement will be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

b.              Cavens acknowledges and agrees that, there are no previous or existing arrangements with the Company or any of its affiliates, he is not entitled to receive nor will he receive any gross-up or additional payment from the Company or its affiliates by reason of the “additional tax” or “excise tax” required by Section 409A or 4999 of the Internal Revenue Code being imposed on him.

7.              Irrevocability. The undersigned understands that (i) each of Parent, Purchaser and Merger Sub 2 is relying upon this letter agreement in proceeding toward consummation of the Transactions, including the Offer and the First Merger, and (ii) this letter agreement is irrevocable.

8.              Amendment; Waiver. This letter agreement may not be amended, altered or modified and the provisions hereof may not be waived except by a written instrument executed by Parent.

9.              Complete Agreement. This letter agreement constitutes and contains the entire agreement and understanding concerning the subject matters addressed herein between the parties and supersedes any other agreement, whether written or oral, between the parties concerning the subject matter hereof.

10.       Severability. If any provision of this letter agreement is declared by any court or arbitrator to be invalid or unenforceable, such declaration shall not affect the validity or enforceability of the remainder of this letter agreement, which shall remain in full force and effect. In addition, the parties agree that a court (or arbitrator, as applicable) may, and is directed to, revise any such provision so as to conform it to the limits of applicable law. The parties also agree that, in the absence of such judicial (or arbitral) intervention, they shall renegotiate any invalidated or unenforceable provision so as to accomplish its objective to the extent permitted by law.

11.       Assignment. Without the prior written consent of Parent, the undersigned shall not assign or transfer this letter agreement or any right or obligation under this letter agreement to any other Person.

12.       Notices. All notices and other communications required or permitted hereunder, or in connection herewith, shall be in writing and shall be deemed given (i) when delivered in person, (ii) upon transmission by (A) electronic mail or (B) facsimile transmission as evidenced by confirmation of transmission to the sender (in each case, but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (C) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (D) on the next Business Day if transmitted by national overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

Liberty Interactive Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: General Counsel

Telephone No.:          (720) 875-5300

Facsimile No.:            (720) 875-5401

E-mail:        legalnotices@libertymedia.com

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112

Attention:                 Jonathan Gordon

Renee Wilm

Telephone No.:          (212) 408-2500

Facsimile No.:       (212) 259-2500

E-mail:                jonathan.gordon@bakerbotts.com

renee.wilm@bakerbotts.com

if to the undersigned, to:

Darrell Cavens

c/o zulily, inc.

2601 Elliott Ave., Suite 200

Seattle, WA 98122

Attention: Darrell Cavens

Telephone No.:        206-454-3322

Facsimile No.:         206-299-3772

E-mail:        Darrell@zulily.com

13.       Governing Law. This letter agreement shall be governed and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

14.       Enforcement; Consent to Jurisdiction. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this letter agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement in the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any federal court located in the State of Delaware without proof of actual damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the sole and exclusive jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in respect of the interpretation and enforcement of the provisions of this letter agreement and of the documents referred to in this letter agreement, and in respect of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (c) agrees that it will not bring any action relating to this letter agreement or any of the transactions contemplated by this letter agreement in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, and (d) consents to service of process being made through the notice procedures set forth in Section 12.

15.       WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER

VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS LETTER AGREEMENT.

16.       Headings. The headings used in this letter agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. All section references contained in this letter agreement are to sections of this letter agreement, except where the context requires otherwise.

17.       Legal Counsel. The parties recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

[Signature Page Follows.]

This letter agreement shall become effective upon the consummation of the Offer and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of each of the undersigned.

Very truly yours,

/s/ Darrell Cavens
Darrell Cavens

Agreed and Acknowledged:

LIBERTY INTERACTIVE CORPORATION

By:
Title:
Date:

[Lock-Up Agreement Signature Page]

This letter agreement shall become effective upon the consummation of the Offer and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of each of the undersigned.

Very truly yours,

Darrell Cavans

Agreed and Acknowledged:

LIBERTY INTERACTIVE CORPORATION

/s/ Craig Troyer
By:	Craig Troyer
Title:	Vice President and Deputy General Counsel
Date:	August 16, 2015

[Lock-Up Agreement Signature Page]